Exhibit 10.10

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

AMENDMENT, dated as of July 7, 2008 (the “Effective Date”), by and between ACTIVISION.  INC., a Delaware corporation (the “Company”), and ROBERT A. KOTICK (the “Executive”).

WHEREAS, the Company and the Executive have entered into an Employment Agreement, dated as of December 1, 2007 (the “Employment Agreement”); and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders, and the Executive has determined that it is in his best interests, to enter into an amendment to the Employment Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.             Section 6 of the Employment Agreement shall be deleted in its entirety and the following inserted in place thereof:

  6.           Performance Shares

(a)           Grant.  On the Consummation Date, the Company shall grant the Executive one million two hundred and fifty thousand (1,250,000) shares of restricted Company Common Stock (the “Performance Shares”) pursuant to the 2007 Plan, and in accordance with, the provisions of this Agreement.  The Executive shall have no entitlement to the Performance Shares if the Combination Transactions are not consummated on or prior to December 31, 2008.

(b)           Vesting.  Subject to the provisions of this Agreement, the Performance Shares shall vest in five (5) twenty percent (20%) increments on each of the first, second, third and fourth anniversaries of the Consummation Date, and on the Expiration Date (each such anniversary and the Expiration Date, a “Performance Vesting Date”), in each case subject to the Company achieving or exceeding the Compound Annual Total Shareholder Return targets (the “Performance Targets”) at the end of the applicable performance period shown in the following schedule (each, a “Performance Period”):

Performance Period	Performance Target
For the Performance Period Beginning on the Consummation Date and Ending on the:	Compound Annual Total Shareholder Return to be attained at the End of Performance Period*	Number of Performance Shares to Vest Upon Attainment of Performance Target
1st anniversary of the Consummation Date	0%	250,000
2nd anniversary of the Consummation Date	5%	250,000
3rd anniversary of the Consummation Date	7.5%	250,000
4th anniversary of the Consummation Date	15%	250,000
Expiration Date	18%	250,000

*Subject to termination of employment provisions below.

; provided, however, that if the Company fails to achieve a Performance Target as of the last day of an applicable Performance Period (each such Performance Period, a “Missed Performance Period”), but achieves the Performance Target required to be attained for a subsequent Performance Period, then, on the applicable subsequent Performance Vesting Date, the Executive shall vest in all Performance Shares for the applicable Performance Period and all prior Missed Performance Periods to the extent not already vested.

Subject to Sections 6(c) and 10(b), vesting of the Performance Shares is also subject to the Executive remaining continuously employed by the Company Group through the end of the applicable Performance Period.  The Company’s compound annual total shareholder return shall be as reported by Bloomberg L.P. (or such other comparable reporting service that the Compensation Committee may designate from time to time).  On the date that one or more of the Performance Share no longer have the possibility of vesting pursuant to the terms of this Agreement, such Performance Shares, shall immediately be forfeited to the Company without payment of consideration by the Company.

(c)           Termination of Employment.  To the extent not previously vested under Section 6(b) as of the Date of Termination, upon a termination of employment with the Company Group pursuant to Section 7(a), 7(b), 7(c) or 7(f) (other than a termination following a Change of Control (as defined in Section 10)), the Executive shall vest in a number of the Performance Shares determined as follows:

(i)                                     If the Date of Termination occurs during the Performance Period ending on the first anniversary of the Consummation Date (the “First Performance Period”), (A) the Executive shall vest in one hundred (100%) percent of the Performance Shares applicable to the First Performance Period and (B) all Performance Periods following the First Performance Period shall be treated as Remaining Performance Periods (as defined below) pursuant to Section 6(c)(iv)).

(ii)                                  If the Date of Termination occurs during the Performance Period ending on the second anniversary of the Consummation Date (the “Second Performance Period”):

(A)                              If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination (as defined in Section 8) equals or exceeds the Performance Target that is required to be achieved for the Second Performance Period, then all of the Performance Shares that would have vested had the Executive remained employed through the last day of the Second Performance Period shall vest on the Date of Termination;

(B)                                If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination is less than the Performance Target that is required to be achieved for the Second Performance Period, but the Compound Annual Total Shareholder Return through the end of the Second Performance Period (determined at the end of the Second Performance Period) equals or exceeds the Performance Target for the Second Performance Period, then all of the Performance Shares that would have vested had the Executive remained employed through the last day of the Second Performance Period shall vest on the last day of the Second Performance Period; and

(C)                                If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination equals or exceeds the Performance Target that is required to be achieved for the Performance Period ending on the third anniversary of the Consummation Date (the “Third Performance Period”), the Performance Shares that would have vested had the Executive remained employed through the end of the Third Performance Period shall vest on the Date of Termination.

(iii)                               If the Termination Date occurs during any of the Performance Periods ending on the third or fourth anniversary of the Consummation Date or the Expiration Date (each, a “Termination Performance Period”):

(A)                              If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination equals or exceeds the Performance Target that is required to be achieved for the Termination Performance Period in which the Date of Termination occurred, then all of the Performance Shares that would have vested had the Executive remained employed through the last day of such Termination Performance Period shall vest on the Date of Termination;

(B)                                If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination is less than the Performance Target that is required to be achieved for the Termination Performance Period in which the Date of Termination occurred, but the Compound Annual Total Shareholder Return through the end of such Termination Performance Period (determined at the end of such Termination Performance Period) equals or exceeds the Performance Target for such Termination Performance Period, then all of the Performance Shares that would have vested had the Executive remained employed through the last day of such Termination Performance Period shall vest on the last day of such Termination Performance Period;

(C)                                If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination equals or exceeds the Performance Target that is required to be achieved for the Performance Period immediately following the Termination Performance Period in which the Date of Termination occurred, if any (the “Subsequent Performance Period”), the Performance Shares that would have vested had the Executive remained employed through the end of the Subsequent Performance Period shall vest on the Date of Termination; and

(D)                               If the Compound Annual Total Shareholder Return through the day immediately preceding the Date of Termination is less than the Performance Target that is required to be achieved for the Subsequent Performance Period, but the Compound Annual Total Shareholder Return through the end of the Termination Performance Period (determined at the end of the Termination Performance Period) equals or exceeds the Performance Target for the Subsequent Performance Period, then all of the Performance Shares that would have vested had the Executive remained employed through the last day of the Subsequent Performance Period shall vest on the last day of the Termination Performance Period.

(iv)                              To the extent vesting did not occur pursuant to Sections 6(c)(i), 6(c)(ii), or 6(c)(iii), if the Company attains or exceeds the Performance Targets (determined at the end of the applicable Performance Period) for any Performance Periods following the Performance Period in which the Date of Termination occurs, if any (each, a “Remaining Performance Period”), then a Prorated Portion (as defined below) of the Performance Shares that would have vested had the Executive remained employed through the last day of such Remaining Performance Period(s) shall vest on such date.  The “Prorated Portion” shall be determined using a fraction, the numerator of which is the number of days beginning on the Consummation Date and ending on the Date of Termination and the denominator of which is the number of days beginning on the Consummation Date and ending on the Expiration Date.

2.             Sections 9(a)(vii), 9(b)(viii), 9(d)(viii)  6 of the Employment Agreement shall be deleted in its entirety and the following inserted in place thereof:

“The Performance Shares shall be treated in accordance with Section 6(c) hereof.”

3.   Section 9(c)(ii) of the Employment Agreement shall be deleted in its entirety.

4.  Section 10(b) (v) of the Employment Agreement shall be deleted in its entirety.

5.             This Amendment shall be effective as of the Effective Date.

6.             All capitalized terms used herein that are not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement, as amended hereby.

7.             Except as set forth in this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

8.             This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the day and year first written above.

ACTIVISION, INC.

By:	/s/ George L. Rose
Name: George L. Rose
Title: Secretary

EXECUTIVE

/s/ Robert A. Kotick
ROBERT A. KOTICK